UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2013

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 15, 2013, Michael D. Hershberger, the Chief Financial Officer, Treasurer and Secretary of Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), entered into a prearranged trading plan (the “Plan”) under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (“Rule 10b5-1”). The Plan provides for the sale of up to 36,000 shares of the Company’s stock over a period of time beginning on October 15, 2013 and ending October 2, 2014. Under the Plan, a brokerage firm will be authorized to sell a certain number of shares of the Company’s stock periodically.

The Plan is intended to comply with Rule 10b5-1 and the Company’s insider trading policy. Rule 10b5-1 permits officers and directors of public companies to adopt predetermined trading plans for selling specified amounts of stock. The Plan contains certain pre-determined minimum price conditions in order for trading to occur. The Plan provides for sales to be spread out over a prescribed period of time with the goals of gradually diversifying Mr. Hershberger’s investment portfolio while limiting the market impact from such stock sales.

Transactions under the Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chairman, President and Chief Executive Officer

Date: September 3, 2013